SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549



FORM 8-K
Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934


POWER REIT
(Exact Name of Registrant as Specified in Its Charter)



Maryland
(State or Other Jurisdiction of Incorporation)



        000-54560                         45-3116572
(Commission File Number)       (I.R.S. Employer Identification No.)



301 Winding Road, Old Bethpage, New York   11804
(Address of Principal Executive Offices) (Zip Code)



                       (212) 750-0373
(Registrant's Telephone Number, Including Area Code)




Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions


[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFT|R 230.425)



[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)



[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))


[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



SECTION 5: CORPORATE GOVERNANCE AND MANAGEMENT


Item 5.02 Departure of Directors or Certain Officers; Election of
Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 21, 2013, the Board of Trustees of Power REIT ("Trust") elevated Arun Mittal to the role of Executive Vice President. Previously, Mr. Mittal was Vice President of Business Development. Mr. Mittal continues to serve as the Trust's Corporate Secretary and Treasurer.

On May 21, 2013 (the Grant Date), the Trust's Compensation Committee met and decided that in light of the growing complexity of the Trust, increased burdens being placed on trustees and to better align trustee compensation with the long-term growth of the Trust, annual trustee fees of $2,400, should be eliminated and replaced with restricted stock equity grants under the Trust's 2012 Equity Incentive Plan. These grants are also designed to reduce the Trust's cash outflow.

On the Grant Date, the Trust awarded each trustee 400 shares of restricted common shares with a grant date of May 21, 2013 and with quarterly vesting on June 30, 2013, September 30, 2013, December 31, 2013 and March 31, 2014. During the vesting period, the shares are eligible for dividends and voting rights. The form of the restricted stock agreement was previously filed as Exhibit 10.2 to the Trust's 10-Q filed on August 15, 2012.



SECTION 8: OTHER EVENTS


Item 8.01

LITIGATION UPDATE

On May 17, 2013, Power REIT's ("Company") wholly owned subsidiary, Pittsburgh & West Virginia Railroad ("PWV"), filed a motion to file supplemental counterclaims against Norfolk Southern Corporation ("NSC") (and its sub-lessee) to protect its property and its rights under the lease agreement between PWV and NSC. These counterclaims were filed after new facts emerged concerning significant and undisclosed dispositions of PWV's property by Norfolk Southern Corporation and its sub-lessee, Wheeling and Lake Erie Railroad ("WLE").

There can be no assurance related to the outcome of the litigation. Shareholders are encouraged to read risk factors disclosed in the Company's Annual Report filed on Form 10-K and other filings with the Securities and Exchange Commission.

The Company has made available an overview of the current status of PWV's litigation and new counterclaims on its website at www.pwreit.com under Investor Relations > Shareholder Presentations.

The following is a summary of the contents of the presentation that is posted on the Company's website:

[Slide 1: Cover Page]


[Slide 2: Forward Looking Statements]

Throughout this presentation, we may make "forward-looking statements" as that term is defined in Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Forward-looking statements include the words "may," "would," "could," "likely," "estimate," "intend," "plan," "continue," "believe," "expect" or "anticipate" and similar words, as well as statements relating to our acquisition, development and expansion plans, objectives and expectations, our liquidity projections, status and possible outcomes of litigation and similar topics. Forward-looking statements are not guarantees of future performance, and a variety of factors could cause our actual results to differ materially from the anticipated or expected results expressed in these forward-looking statements. Readers are cautioned not to put undue reliance on any forward-looking statements and are advised to consider factors listed under the headings "Risk Factors" in the Power REIT's ("Company") Annual Report on Form 10-K, as may be supplemented or amended by the Company's Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the SEC. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events, new information or otherwise.

Litigation Risk Factor: Litigation is inherently unpredictable and expensive. There is no certainty with respect to predicting the outcome and timing of events related to the litigation. All discussions should be viewed as a description of the current status. Investors are encouraged to review the case docket which is publicly available on the Pacer System.


[Slide 3: Introduction]

Power REIT (NYSE MKT: PW) is a Maryland real estate investment trust focused on the ownership of infrastructure assets within transportation and energy.

Power REIT's wholly-owned subsidiary, Pittsburgh & West Virginia
Railroad ("PWV"), owns 112 miles of railroad track and related real estate that is leased to Norfolk Southern Corporation ("NSC") pursuant to a 99-year lease (the "Lease"). The Lease went into effect in 1964 and NSC has unlimited renewal options on the same terms (absent a breach by NSC). NSC has sub-leased PWV's property to Wheeling & Lake Erie Railway ("WLE"). Pursuant to the Lease, PWV is entitled to base cash rent of $915,000 plus additional rent, which historically NSC has paid in the form of debt owed to PWV


[Slide 4: PWV Railroad Property]

PWV's property is attractive for many reasons. It represents a hard to replace railroad right of way in Western Pennsylvania and Eastern Ohio. There is significant rail volume growth related to Marcellus and Utica Shale activity and there is potential oil and gas on PWV property.

[Slide 5: Litigation Background - Initial Complaint]

In early 2011, PWV's new management evaluated NSC's compliance with the terms of the Lease and raised concerns with NSC. NSC (and its sub-lessee) commenced litigation in December 2011 seeking, among other things, declaratory judgment that the 99-year lease between PWV and NSC is not in default. In response, PWV filed counterclaim alleging among other things,

1. NSC has defaulted on the Lease due to failure to pay legal fees pursuant to the lease, failure to comply with PWV' rights to inspect book and records pursuant to the terms of the lease and failure to pay additional rent pursuant to the terms of the lease; and

2. PWV contends that NSC' indebtedness to PWV is due on demand. The indebtedness is approximately $16.6 million according to NSC' accounting or approximately $10.0 per share (not including interest).

During the pendency of the litigation, NSC continues to pay annual base cash rent of $915,000, quarterly. Failure to pay the base cash rent would be another default of the Lease.

[Slide 6: Litigation Background - New Facts Emerge]

In January 2013, PWV was contacted by a third-party oil and gas company that had entered into an oil and gas agreement with respect to PWV's property with Wheeling and Lake Erie Railway ("WLE), the sub-lessee of NSC. Despite a request by PWV in 2012 to inspect the books and records of NSC (and WLE as sub-lessee), NSC and WLE withheld information related to PWV's property. After receiving the information from the third-party, PWV requested another inspection of the books and records in March 2013. NSC and WLE ultimately
produced over 23,000 pages of documents.   The documents were not produced
as part of the litigation discovery process. Documents provided evidence of unauthorized deposition of property including oil and gas rights. Documents include evidence of additional other agreements related to PWV property that PWV believes were not accounted for pursuant to the terms of the Lease.

[Slide 7: Litigation Background - Supplemental Counterclaims]

In response to the new facts, PWV filed a motion to supplement its counterclaims on May 17, 2013, alleging, among other things, that:

1. NSC has committed fraud for concealing information for many years related to PWV property

2. WLE has committed conversion by selling property owned by PWV (including oil and gas owned by PWV)

3. NSC is required to pay PWV for numerous transactions that were previously undisclosed and improperly accounted for

4. NSC is required to pay additional rent for PWV Railroad's litigation expenses pursuant to the terms of the Lease

5. NSC is required to pay additional cash rent in cash (not in debt) in the amount of $341,768 for 2012 pursuant to the terms of the Lease

[Slide 8: Litigation Background - Possible Range of Outcomes]

Based on the current status of the litigation, the PWV has multiple claims against NSC (1):

						Win 		Lose
Indebtedness Owed by NSC (2)		$16,600,000
Improper Oil and Gas Transactions		?		?
Interest on Indebtedness			?		?
Additional Rent Corrections			?		?
Litigation Costs (3)				?		0
Higher Lease Rate after Default/Re-lease (4)	?		0
Value of NOL if Indebtedness Written Off (5)	?	5,810,000
-----------------------------------------------------------------
Per Share Value	(6)			   $10.00+	       ??
Upside to Current Share Px		       96%+	       ??

Footnotes to Chart:
(1)This chart is based on management assumptions. There can be no assurance that PWV will prevail in its counterclaims or achieve the outcomes presented in this chart. The chart is intended to provide a road map to understanding elements of PWV's claims. See Power REIT's SEC filings for additional risks and disclosure related to the litigation.

(2) As reported by NSC at the end of December 31, 2012

(3) PWV Railroad believes expenses are reimbursable under the Lease as additional rent. Amounts are difficult to project with certainty

(4) If PWV succeeds in declaring a default, the railroad may be re-leased at higher rates.

(5) Assumed valued at 35% of P&WV Railroad current tax basis of $16.6 million

(6) Based on basic shares outstanding as of December 31, 2012.


[Slide 9: Current Status]

PWV feels strongly about the merits of its case, which is being pursued to protect PWV's right under the lease and to its property, and believes that the litigation is in the best interest of PWV. PWV has spent approximately $940,000 through the first quarter of 2013 on the litigation; however, management believes PWV's litigation expenses are reimbursable by NSC pursuant to certain lease provisions.

The litigation is inherently unpredictable, lengthy and expensive.

Shareholders are encouraged to read the case docket. The case is pending in the Federal District Court in Pittsburgh and the docket is publicly available on PACER.


[Slide 10: Appendix - Key Dates]

December 2011	NSC/WLE file for declaratory judgment
Q1 - Q2 2012	PWV and NSC/WLE file amended claims
January 2013	Fact Discovery completed
April 2013	Expert witness report exchanged between the parties
May 17, 2013	PWV Railroad files amended counterclaims
July 8, 2013*	Deadline for expert witness depositions
July 31, 2013*	Deadline to file for Summary Judgment
Early 2014*	Trial (if necessary)

* Litigation is inherently unpredictable and the schedule is subject to change


TEMPORARY SUSPENSION OF DIVIDEND

In light of the continued litigation expenses that are being incurred by PWV, the Board of Trustees is temporarily suspending the Company's regular quarterly dividend. It is the Board's intention to reinstate regular quarterly dividends when the cash flow requirements of the litigation diminish to a level that allows resumption of the dividend.
In temporarily suspending regular quarterly dividends, the Board determined that conserving cash is in the best interest of the Company versus the alternative of borrowing or raising equity to fund dividend payments.
It is the Company's intention to continue to qualify for real estate investment trust (REIT) status and the temporary suspension of regular quarterly dividends does not impact the Company's REIT status due to reduced taxable income as a result of the litigation expenses. The Company will continue to evaluate its position with respect to dividends and will publicly announce any changes to its dividend policy as warranted.


UPDATE ON REFINANCING OF BRIDGE LOAN

The Company has entered into a term sheet to refinance the previously announced bridge loan from Hudson Bay Partners, LP ("HBP"). The Company currently believes that this refinancing will be completed in the second quarter of 2013 and prior to the increase in interest rate that was part of the HBP bridge loan. The Company believes the interest rate on the refinancing will be at or below the initial rate of the HBP bridge loan.




-----------

SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:	May 21, 2013


POWER REIT


By:	/s/ David H. Lesser
Name:	David H. Lesser
Title:	CEO and Chairman